UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 11, 2015

HomeStreet, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On March 11, 2015, HomeStreet, Inc. (“HomeStreet”) entered into a new employment agreement with Mark K. Mason effective as of March 26, 2015 (the “2015 Employment Agreement”). The 2015 Employment Agreement supersedes Mr. Mason’s current employment agreement with HomeStreet.

The 2015 Employment Agreement extends from March 26, 2015 through June 30, 2018, unless sooner terminated. Under the 2015 Employment Agreement, Mr. Mason’s base salary will be no less than $500,000, and he will be eligible for an annual performance-based incentive bonus with a target award equal to 50% or more of his annual salary. Mr. Mason is also eligible to participate in HomeStreet’s standard benefits programs and may be awarded additional equity-based compensation. In the event that his employment is terminated following a Change in Control (as defined in the agreement) by HomeStreet (or its successor) without Cause (as defined in the agreement) or by Mr. Mason for Good Reason (as defined in the agreement), the 2015 Employment Agreement provides severance benefits equal to two-and-one-half times Mr. Mason’s then-current salary plus two-and-one-half times the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year. In the event of an involuntary termination without Cause or a resignation for Good Reason unrelated to a Change in Control, HomeStreet would provide Mr. Mason severance benefits equal to two times Mr. Mason’s then-current salary plus two times the greater of his then-current target performance incentive bonus or the performance incentive bonus he received in the previous year. For any termination without Cause or for Good Reason as described above, HomeStreet would also pay the cost of COBRA continuation of health insurance for Mr. Mason and his dependents for eighteen months, and all unvested stock options and other equity grants would vest. To receive any of these severance and other benefits following termination of employment, Mr. Mason would be required to sign a comprehensive release. The 2015 Employment Agreement includes restrictions on Mr. Mason during and after his employment with respect to competing against HomeStreet, soliciting its customers and employees and maintaining the confidentiality of its information.

The foregoing description is qualified by reference to the 2015 Employment Agreement, a copy of which will be filed by HomeStreet as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2015.

HomeStreet, Inc.
By: /s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary